Exhibit 10.20

Supplementary Contract

No.: [*]

Debtor (Party A): Xiamen Pop Culture Co., Ltd.

Domicile: Unit 836, No.5, Mucuo Road, Huli District, Xiamen

Creditor (Party B): Xiamen International Bank Co., Ltd., Xiamen Branch

Domicile: Unit 1A, 1B, 2A, 2B, Xingang Plaza, No.10 Hubin North Road, Siming District, Xiamen City

Guarantor (Party C): Liya Wei

Domicile: [*]

Name and number of the certificate: ID Card No.: [*]

Guarantor (Party D): Zhuoqin Huang

Domicile: [*]

Name and number of the certificate: ID Card No.: [*]

On October 30, 2018, Party A and Party B signed the Comprehensive Credit Line Contract (hereinafter referred to as the "Loan Contract") numbered as the 0304201810290087. On the same date, Party B and Party C，Party B and Party D signed the Loan Contract numbered 0304201810290087BZ-1, Guarantee Contract of 0304201810290087BZ-2 (hereinafter referred to as "Guarantee Contract") respectively. On October 29, 2019, Party A, Party B, Party C and Party D signed the Supplementary Contract numbered 0304201808140070C-2 (hereinafter referred to as the "Supplementary Contract"). Now, due to the change of conditions, some clauses in the Loan Contract need to be amended and supplemented. The parties hereby sign this supplementary contract:

1.	Specific Supplementary or Amended Provisions

1)	Article 3.1.1 of the Loan Contract is amended as follows:

3.1.1 (Only the loan with uniform fixed interest rate within the limit period is applicable) The loan under the Contract adopts uniform fixed interest rate, and the loan interest rate is 8.0% (annual interest rate) of fixed value without adjustment. If the loan currency under the Contract is RMB, the fixed value shall be the one-year loan market quotation interest rate (LPR) published by the National Interbank Funding Center at the close of business of Party B on the working day prior to the signing date of the Contract plus 4.15%.

2.	Warranty Conditions

1)	(Applicable to credit guarantee) The original guarantee conditions remain unchanged, and Party C and Party D shall continue to provide full liability joint and several credit guarantee for the loan under the Loan Contract and this supplementary contract.

This supplementary contract is an integral part of the Loan Contract and the Guarantee Contract. Except for the clauses modified and supplemented by this Supplementary Contract, all other clauses of the Loan Contract and the Guarantee Contract shall remain unchanged and their validity shall not be affected.

This supplementary contract shall come into force upon the date when the authorized signatories of all parties sign or seal it, affix official seal and go through the corresponding legal procedures. The Contract shall be made in quintuplicate, with Party A holding one copy, Party B holding two copies, Party C and Party D holding one copy respectively, all of which shall have the same legal effect.

Party A: /s/ Xiamen Pop Culture Co., Ltd.	Party B: /s/ Xiamen International Bank Co., Ltd. Xiamen Branch
Party C: /s/ Liya Wei	Party D: /s/ Zhuoqin Huang

Signature Date: October 28, 2020
Signing place: Siming District, Xiamen City
Witness: Peng Moumou, Li Mou